Exhibit 10.3

AMENDMENT TO PMPA FRANCHISE AGREEMENT

THIS AMENDMENT TO PMPA FRANCHISE AGREEMENT (this “Amendment”), is made as of the 1st day of October, 2014, with an effective date of October 1, 2014 (the “Effective Date”), by and between Lehigh Gas Wholesale LLC as the “Distributor”, with an address of 645 West Hamilton Street, Suite 500, Allentown, PA 18101 and Lehigh Gas – Ohio, LLC as the “Franchise Dealer”, with an address of 500 West Hamilton Street, Suite 500, Allentown, PA 18101.

BACKGROUND

A.	Distributor and Franchise Dealer are parties to that certain PMPA Franchise Agreement, with an effective date of October 31, 2012 (the “Agreement”).

B.	Distributor and Franchise Dealer now desire to amend certain provisions of the Agreement as set forth more fully below.

C.	Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Franchise Dealer and Distributor, intending to be legally bound, hereby covenant and agree as of the Effective Date as follows:

1. Exhibit “B” of the Agreement is hereby deleted in its entirety and replace by Exhibit “A” attached hereto.

2. Miscellaneous.

(a) This Amendment may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(b) This Amendment may be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

(c) This Amendment shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, without giving effect to conflicts of law doctrine of such state.

(d) If a conflict between this Amendment and the Agreement exists, the terms of this Amendment shall control.

IN WITNESS WHEREOF, Distributor and Franchise Dealer have caused this Amendment to be executed under seal as of the day and year first above written.

FRANCHISE DEALER:

LEHIGH GAS- OHIO, LLC, a Delaware limited liability company

By:	LEHIGH GAS – OHIO HOLDINGS, LLC,
a Delaware limited liability company, its Manager

	By:	/s/ Robert Brecker
	Name:	Robert Brecker
	Title:	Manager

DISTRIBUTOR:

LEHIGH GAS WHOLESALE LLC, a Delaware limited liability company

By:	/s/ David Hrinak
Name:	David Hrinak
Title:	Vice President

Exhibits:

Exhibit A	Revised Exhibit “B” to the Agreement

EXHIBIT “A”

REVISED EXHIBIT “B” to the AGREEMENT

EXHIBIT B

PURCHASE SCHEDULE

(a) This Purchase Schedule is a part of and incorporated into the PMPA Franchise Agreement to which this Exhibit is attached.

(b) The price to be paid by Franchise Dealer to Distributor in accordance with the Agreement, for Products delivered to each Marketing Premises shall be Distributor’s established Gross Rack price (at the terminal where the product was loaded and prior to any payment discounts) plus $.015 per gallon plus freight costs and all applicable taxes for each respective grade of Branded Supplier’s Products as established by Distributor for the particular Marketing Premises and in effect at the time when the title to the Products passes from Distributor to Franchise Dealer in accordance with Section 2.5 of the Agreement.

(c) Franchise Dealer acknowledges and agrees that, subject to subparagraph (d) below, from time to time, but no less than annually, the Conflicts Committee of Lehigh Gas GP LLC (the General Partner of Lehigh Gas Partners LP, the parent of Distributor) shall review Distributor’s overall relationship with the Franchise Dealer to ensure that it is fair to the Distributor and the Franchise Dealer. In connection with any such review, the Distributor shall have the right to review and, at the Distributor’s expense, to audit, examine and make copies of the books and records maintained by the Franchise Dealer necessary to allow the Conflicts Committee to evaluate the fairness of the prices charged by the Distributor to the Franchise Dealer (the “Audit Right”). The Distributor may exercise the Audit Right through such auditors as the Distributor may determine in its sole discretion. The Distributor shall (a) exercise the Audit Right only upon reasonable written notice to the Franchise Dealer and during normal business hours and (b) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to the Franchise Dealer. Franchise Dealer further acknowledges and agrees that, as a result of the Conflicts Committee’s review of the relationship between the Distributor and the Franchise Dealer, the Conflicts Committee may recommend changes to the Distributor’s pricing policies and procedures under this Agreement for some or all of the Marketing Premises.

(d) The provisions of subparagraph (c) above shall automatically terminate and be of no further force and effect in the event that (i) Lehigh Gas Corporation and Joseph V. Topper, Jr. cease to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Lehigh Gas GP LLC, whether through ownership of voting securities, by contract, or otherwise, or (ii) Lehigh Gas GP LLC is removed as the general partner of Lehigh Gas Partners LP.

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